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                                  netGuru logo


Bruce Nelson              Santanu Das                Dan Matsui/Gene Heller
Chief Financial Officer   Chief Operating Officer    Silverman Heller Associates
(714) 974-2500 x-215      (714) 974-2500 x-329       (310) 208-2550


                              NETGURU INC. REPORTS
                  SECOND-QUARTER, SIX-MONTH FISCAL 2005 RESULTS
          Significantly Reduced Operating and Net Loss for the Quarter

Yorba Linda, Calif.--November 10, 2004--netGuru, Inc. (Nasdaq: NGRU) reported financial results for its fiscal 2005 second quarter ended September 30, 2004.

Net revenues for the fiscal 2005 second quarter totaled $3.9 million, compared to $4.0 million for the second quarter of last year. Core engineering and collaborative software and services revenues for the fiscal 2005 second quarter rose to $2.8 million from $2.7 million for the second quarter of last year, while IT services fell to $1.1 million from $1.3 million for the second quarter of last year. Higher software sales and services revenues were attributed to enhanced corporate sales efforts, while lower IT services revenues reflected less emphasis on the lower margin direct placement services and more emphasis on the development of higher margin IT and business process outsourcing (BPO) services from India.

Fiscal 2005 second-quarter consolidated gross margins rose to 78% from 68% for the second quarter of last year, primarily due to revenues from engineering and collaborative software and services contributing a greater share of total revenues, compared to second quarter of last year, and higher margins from those revenues compared to margins from IT services. Gross margins from engineering and collaborative software sales and services revenues were 93% for the fiscal 2005 second quarter, and gross margins from IT services revenues were 36% for the same quarter.

Operating expenses for the fiscal 2005 second quarter declined to $3.0 million, or 78% of revenue, from $3.4 million, or 85% of revenue, in the second quarter of last year. Sales, general, and administrative (SG&A) costs fell and research and development (R&D) expenses also declined.

Operating loss for the fiscal 2005 second quarter was $4,000 versus operating losses of $670,000 for the same quarter last year.

For the fiscal 2005 second quarter, netGuru reported a net loss of $61,000, or $0.00 per share, compared to a net loss of $767,000, or $0.04 per share, for the second quarter of fiscal 2004.

Net revenues for the six months ended September 30, 2004, were $7.4 million, compared to $7.9 million for the six months ended September 30, 2003. Consolidated gross margins increased to 75% for the six months ended September 30, 2004, from 69% during the same period in the prior fiscal year due to the growing proportion of revenues from engineering and collaborative software and services compared to IT services revenues, and higher margins from engineering and collaborative software and services.

Total operating expenses for the six months ended September 30, 2004, declined to $6.1 million from $6.4 million during the same period in the prior fiscal year due to lower SG&A expenses. Operating loss fell to $539,000 from an operating loss of $948,000 in the first six months of fiscal 2004. Net loss for the six months ended September 30, 2004, was $799,000, or $0.04 per share, compared to a net loss of $1.2 million, or $0.07 per share, for the six months ended September 30, 2003.


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netGuru Chairman and Chief Executive Officer Amrit Das commented: "We are pleased to report higher revenues in software and related services sales, lower operating expenses, better operating results, and a nominal net loss for the fiscal 2005 second quarter, all significant improvements from the second quarter of last year and consistent with our earlier reported outlook.

"These improving numbers are the result of management's ongoing focus on building and extending our core engineering capabilities through enterprise sales, streamlining by divesting marginal operations, and controlling costs in all areas," Das continued. "Streamlining and cost reductions have freed the resources for netGuru to now scale-up core operations and focus on increasing enterprise sales efforts for engineering and collaborative software sales and engineering services.

"We are now in the second half of our fiscal year, and our third and fourth quarters have, historically, been the strongest quarters for sales and sales growth," stated Das. "Looking forward, we expect to see continuing revenue growth not only from our core areas but also from potential opportunities in business process outsourcing. In addition, we expect revenue growth to also lead to further improvements in operating and net results, as our cost-control efforts are realized, and the beneficial effects on our results become more apparent."

About netGuru, Inc.:
netGuru is an engineering information technology and services company offering engineering and design collaborative software solutions and professional and technical IT services and support to businesses worldwide. netGuru serves its global markets and clients through offices located in the United States, Europe, Asia, and the Middle East, and through distributors in 40 countries. The Company licenses its engineering software and solutions to more than 20,000 businesses in 85 countries. For more information please visit www.netguru.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of
1995:
With the exception of historical or factual information, the matters discussed in this press release, including higher core operations, sales efforts, sales/revenue growth particularly in the third and fourth quarters of fiscal 2005, sources of potential sales, future demand for BPO services, improved financial results, effects of cost controls, and other financial expectations are forward looking statements that involve risks and uncertainties. Actual future results may differ. Factors that could cause or contribute to such differences in results include, but are not limited to, market acceptance and use of the Company's products, market conditions in Asia and worldwide, engineering needs, our ability to increase revenue and control costs and expenses, and technological change, economic conditions, changes in governmental regulations and policies, competitive products and services, unforeseen technical issues, and other factors discussed in the "Risk Factors" Section of the Company's Form 10-KSB for the fiscal year ended March 31, 2004, as filed with the U.S. Securities and Exchange Commission.

                      [Financial tables on following pages]



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                                       NETGURU, INC. AND SUBSIDIARIES
                               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                 (Unaudited)
                             (In thousands, except share and per share amounts)

                                               THREE MONTHS    THREE MONTHS     SIX MONTHS      SIX MONTHS
                                                   ENDED          ENDED           ENDED            ENDED
                                               SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                   2004             2003           2004             2003
                                               -------------   -------------   -------------   -------------
Net revenues:
    Engineering and collaborative software
      products and services                    $      2,832    $      2,674    $      5,276    $      5,396
    IT services                                       1,067           1,290           2,147           2,503
                                               -------------   -------------   -------------   -------------
           Total net revenues                  $      3,899    $      3,964    $      7,423    $      7,899

Cost of revenues:
    Engineering and collaborative software
      products and services                             187             223             432             464
    IT services                                         685           1,045           1,444           1,965
                                               -------------   -------------   -------------   -------------
           Total cost of revenues                       872           1,268           1,876           2,429

                                               -------------   -------------   -------------   -------------
           Gross profit                               3,027           2,696           5,547           5,470
                                               -------------   -------------   -------------   -------------

Operating expenses:
    Selling, general and administrative               2,384           2,592           4,619           4,844
    Research and development                            411             517             826           1,056
    Bad debt expense                                     --              23             164              34
    Depreciation                                        236             234             477             484
                                               -------------   -------------   -------------   -------------
           Total operating expenses                   3,031           3,366           6,086           6,418
                                               -------------   -------------   -------------   -------------

           Operating loss                                (4)           (670)           (539)           (948)
                                               -------------   -------------   -------------   -------------

Other expense (income):
    Interest, net                                       104             138             229             283
    Other                                               (24)            (83)            (57)            (83)
    Loss on substantial modification of debt             --              --             133              --
                                               -------------   -------------   -------------   -------------
           Total other expense                           80              55             305             200
                                               -------------   -------------   -------------   -------------

Loss from continuing operations before                  (84)           (725)           (844)         (1,148)
    income taxes
Income tax expense                                       15              75              22             112
                                               -------------   -------------   -------------   -------------
Loss from continuing operations                         (99)           (800)           (866)         (1,260)
Gain from discontinued operations                        38              33              67              90
                                               -------------   -------------   -------------   -------------
           Net loss                            $        (61)   $       (767)   $       (799)   $     (1,170)
                                               =============   =============   =============   =============

 Loss per common share from continuing         $         --    $      (0.05)   $      (0.05)   $      (0.07)
    operations
 Gain from discontinued operations                       --            0.01            0.01              --
                                               -------------   -------------   -------------   -------------
 Basic and diluted loss per common share       $         --    $      (0.04)   $      (0.04)   $      (0.07)
                                               =============   =============   =============   =============

Common shares used in computing basic and
    diluted net loss per common share:           18,833,350      17,341,152      18,730,323      17,333,195
                                               =============   =============   =============   =============


                                                   -more-
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                                       NETGURU, INC. AND SUBSIDIARIES
                                   CONDENSED CONSOLIDATED BALANCE SHEETS
                             (In thousands, except share and per share amounts)

                                                                              SEPTEMBER 30,     MARCH 31,
                                                                                  2004            2004
                                                                              -------------   -------------
                                                                               (Unaudited)

                                     ASSETS
Current assets:
    Cash and cash equivalents                                                 $      1,540    $      1,646
    Short-term investment                                                               --             100
    Accounts receivable (net of allowance for doubtful accounts of $708 and
      $615, as of September 30, 2004 and March 31, 2004, respectively)               3,547           3,340
    Income tax receivable                                                                2              16
    Notes and related party loans receivable                                            32              35
    Deposits                                                                            92              67
    Prepaid expenses and other current assets                                        1,275           1,174
    Assets of subsidiary held for sale                                                  --             327
                                                                              -------------   -------------
           Total current assets                                                      6,488           6,705

Property, plant and equipment, net                                                   1,977           2,215
Goodwill                                                                             3,089           2,892
Other assets                                                                           135             218
                                                                              -------------   -------------
                                                                              $     11,689    $     12,030
                                                                              =============   =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current portion of long-term debt, net of discount of $151                $      1,121    $        975
    Current portion of capital lease obligations                                       136             109
    Accounts payable                                                                   479             600
    Accrued expenses                                                                   990           1,160
    Income taxes payable                                                                53              55
    Deferred revenues                                                                1,610           1,834
    Other liabilities                                                                  166             208
      Liabilities of subsidiary held for sale                                           --             186
                                                                              -------------   -------------
           Total current liabilities                                                 4,555           5,127

Long-term bank debt, net of current portion and net of discount of $150              1,335           1,382
Capital lease obligations, net of current portion                                      411             368
Deferred gain on sale-leaseback                                                        712             747
                                                                              -------------   -------------
           Total liabilities                                                         7,013           7,624
                                                                              -------------   -------------

Stockholders' equity:
    Preferred stock, par value $.01 (Authorized 5,000,000 shares; no shares
      issued and outstanding)                                                           --              --
    Common stock, par value $.01; authorized 150,000,000 shares; issued and outstanding 18,837,154 and 18,087,154 shares as of September 30, 2004
      and March 31, 2004, respectively                                                 188             181
    Additional paid-in capital                                                      36,404          35,352
    Accumulated deficit                                                            (31,243)        (30,444)
    Accumulated other comprehensive loss:
       Cumulative foreign currency translation adjustments                            (673)           (683)
                                                                              -------------   -------------
           Total stockholders' equity                                                4,676           4,406
                                                                              -------------   -------------
                                                                              $     11,689    $     12,030
                                                                              =============   =============



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